Exhibit 1.1

Execution Copy

2,000,000 SHARES

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

August 3, 2015

August 3, 2015

ROBERT W. BAIRD & CO. INCORPORATED

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

Certain stockholders of Roadrunner Transportation Systems, Inc., a Delaware corporation (the “Company”) named in Schedule I hereto(collectively, the “Selling Stockholders”), severally and not jointly, propose to sell to Robert W. Baird & Co. Incorporated (the “Underwriter”), subject to the terms and conditions stated herein, an aggregate of 2,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Firm Shares”), with each Selling Stockholder selling the number of Firm Shares set forth opposite such Selling Stockholder’s name on Schedule I hereto.

The Selling Stockholders, severally and not jointly, also propose to sell to the Underwriter up to an additional 300,000 shares of common stock, par value $0.01 per share, of the Company (the “Additional Shares”), if and to the extent that the Underwriter shall have determined to exercise the right to purchase such shares of common stock granted to the Underwriter in Section 3 hereof, with each Selling Stockholder selling the number of Additional Shares set forth opposite such Selling Stockholder’s name on Schedule I hereto. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.01 per share, of the Company are hereinafter referred to as the “Common Stock.”

The Company has prepared and filed, in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (file number 333-205537), including a prospectus, relating to the Shares, which registration statement and prospectus incorporate or are deemed to incorporate by reference documents that the Company has filed, or will file, with the Commission in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. The registration statement at the time it became effective for purposes of Section 11 of the Securities Act (as such section applies to the Underwriter), including the documents filed as part thereof and information contained or incorporated by reference in the prospectus or otherwise deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement.” The Company has also filed with, or transmitted for filing to, or shall promptly after the date of this Agreement file with or transmit for filing to, the Commission a prospectus supplement (in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), the

“Prospectus Supplement”) pursuant to Rule 424 under the Securities Act. The term “Base Prospectus” means the prospectus dated July 7, 2015, relating to the Shares, in the form in which it has most recently been filed with the Commission as part of the Registration Statement on or prior to the date of this Agreement. The term “Prospectus” means the Base Prospectus as supplemented by the Prospectus Supplement. The term “Preliminary Prospectus” means any preliminary form of Prospectus (including, without limitation, the preliminary Prospectus Supplement dated August 3, 2015, filed with the Commission pursuant to Rule 424).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “Time of Sale Prospectus” means the Base Prospectus and the Preliminary Prospectus, together with the free writing prospectuses, if any, each identified in Schedule II hereto (each, a “Permitted Free Writing Prospectus”), and other information conveyed to purchasers of the Shares at or prior to the Time of Sale as set forth in Schedule II hereto; “Time of Sale” means 5:30 p.m. (Central Time) on the date of this Agreement; and “road show” has the meaning set forth in Rule 433(h)(4) under the Securities Act. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, deemed to be incorporated by reference therein, including, unless the context otherwise requires, the documents, if any, filed as exhibits to such incorporated documents. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any Preliminary Prospectus, the Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriter on the date hereof, on the Closing Date (as defined in Section 5) and on each Option Closing Date (as defined in Section 3), if any, that:

(a) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b) The Base Prospectus and any Preliminary Prospectus filed as part of the Registration Statement as originally filed, or filed pursuant to Rule 424 under the Securities Act, when so filed, complied in all material respects with the Securities Act and the rules and regulations thereunder (including, without limitation, Rule 430B(a) or 430A(b)).

(c) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement, as of the date hereof, does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) the Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)); (v) at no time during the period that begins on the earlier of the date of the Preliminary Prospectus and the date on which the Preliminary Prospectus was filed with the Commission and ends immediately prior to the execution of this Agreement did any Preliminary Prospectus contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) the Time of Sale Prospectus does not, and at the Time of Sale, at the Closing Date and, if applicable, at each Option Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vii) each Permitted Free Writing Prospectus does not conflict in any material respect with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus; (viii) each road show, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ix) the Prospectus, as of the date it is filed with the Commission pursuant to Rule 424, at the Closing Date and at each Option Closing Date, if any, will comply in all material respects with the Securities Act (including, without limitation, Section 10(a) of the Securities Act) and, as then amended or supplemented by the Company, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 1(c) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any Preliminary Prospectus, any Permitted Free Writing Prospectus, any road show or the Prospectus or any amendments or supplements thereto based upon information relating to the Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being agreed that the only information furnished by the Underwriter to the Company expressly for use therein are (i) the Public Offering Price (as defined below) and (ii) the concession and reallowance figures appearing in the sixth paragraph, and the name of the Underwriter and the number of Shares the Underwriter has agreed to purchase, as set forth in the first paragraph, each in the “Underwriting” section of the Prospectus Supplement (and preliminary Prospectus Supplement).

(d) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are an independent registered public accounting firm as required by the Securities Act and related regulations.

(e) The Company has not made any offer relating to the Common Stock that would constitute a free writing prospectus in connection with the offering of the Shares other than a Permitted Free Writing Prospectus. Each Permitted Free Writing Prospectus has been prepared, used or referred to in compliance with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by the Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the Registration Statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; neither the Company nor the Underwriter are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Shares, free writing prospectuses pursuant to Rules 164 and 433 under the Securities Act; each Permitted Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act; no Permitted Free Writing Prospectus conflicts with the information contained in the Registration Statement, any Preliminary Prospectus, Time of Sale Prospectus or Prospectus; and, to the Company’s knowledge, no free writing prospectus prepared by or on behalf of or used by the Underwriter contains any “issuer information” within the meaning of Rule 433(h)(2) under the Securities Act.

(f) The Company was, at the time that the Registration Statement was initially filed and when it became effective, eligible to use Form S-3 to register the offering of the Shares contemplated hereby. The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement.

(g) In accordance with Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority (“FINRA”), the Shares have been registered with the Commission on Form S-3 under the Securities Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992.

(h) The Common Stock is listed on the New York Stock Exchange (the “NYSE”), and the Company has not received any notice from the NYSE regarding the delisting of such shares from the NYSE. The Shares are duly listed, and admitted and authorized for trading, on the NYSE. To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus, or as not required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), results of operation or prospects of the Company and its subsidiaries, taken as a whole, (ii) prevent or materially interfere with the consummation of the transactions contemplated hereby, or (iii) result in the delisting of shares of Common Stock from the NYSE (the occurrence of any such effect, prevention, interference or result described in the foregoing clauses (i), (ii) or (iii) being herein referred to as a “material adverse effect”).

(j) Each subsidiary of the Company has been duly organized, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens or encumbrances granted to secure borrowings under the Company’s senior credit facility.

(k) This Agreement has been duly authorized, executed and delivered by the Company.

(l) The authorized and outstanding capitalization of the Company is as set forth in the Time of Sale Prospectus and will be as set forth in the Prospectus, subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants or the vesting and delivery of restricted stock units disclosed as outstanding in the Time of Sale Prospectus and the Prospectus, as the case may be, and the grant of stock options or other equity-based awards under existing employee benefit plans described in the Time of Sale Prospectus and the

Prospectus. The authorized capital stock of the Company conforms and will conform as to legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

(m) The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding have been duly authorized, are validly issued, fully paid and non-assessable, have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights.

(n) [Intentionally Omitted.]

(o) Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries pursuant to, or constitute a default under (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Company or any subsidiary; (ii) the certificate of incorporation or bylaws (or other organizational documents) of the Company or any of its subsidiaries; or (iii) any contract, agreement, obligation, covenant or instrument to which the Company or any of its subsidiaries (or any of their respective assets) is subject or bound, except where a breach or other violation of such contract, agreement, obligation, covenant or instrument would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the Company’s stockholders, is required in connection with the sale of the Shares or the consummation of the transactions contemplated hereby, other than (i) registration of the Shares under the Securities Act, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter, (iii) under the FINRA rules or (iv) any filings required by the Exchange Act.

(q) There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE) (i) other than any such action, suit, claim, investigation or proceeding accurately described in the Time of Sale Prospectus which, if resolved adversely to the Company or any of its subsidiaries, would not, individually or in the aggregate, have a material adverse effect or (ii) that are required to be described in the Time of Sale Prospectus and the Prospectus and are not so described. There are no statutes or regulations that are required by law to be described in the Registration Statement, the Time of Sale Prospectus or the

Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(r) The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(s) The Company’s securities are not rated by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(t) The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated, and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in all material respects in compliance with the requirements of the Securities Act and the Exchange Act and conform in all material respects with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial data regarding the Company and its subsidiaries contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented in all material respects and are prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included or incorporated by reference as required; the Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Time of Sale Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(u) All statistical or market-related data included or incorporated by reference in the Time of Sale Prospectus, the Prospectus and the Permitted Free Writing Prospectuses are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Permitted Free Writing Prospectuses has been made or reaffirmed with a reasonable basis and in good faith.

(v) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a material adverse effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would have a material adverse effect.

(w) Except as disclosed in the Time of Sale Prospectus or the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(x) There are no contracts or documents which are required by law to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(y) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has not occurred any material adverse change in, or any development of which the Company is aware that could reasonably be expected to have a material adverse effect on, the assets, business, condition (financial or otherwise), management, operations or earnings of the Company and its subsidiaries, taken as a whole; (ii) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iv) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(z) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or the Prospectus or liens or encumbrances granted to secure borrowings under the Company’s senior credit facility, or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus or the Prospectus.

(aa) Each of the Company and its subsidiaries owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the Intellectual Property. Neither the Company nor any of its subsidiaries has received notice of a claim by a third party that the Company or any of its subsidiaries has infringed or is infringing the intellectual property of such third party.

(bb) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus or the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries is in violation of any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations as would not have a material adverse effect.

(cc) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect.

(dd) Except as otherwise would not, individually or in the aggregate, have a material adverse effect, the buildings, structures and equipment owned by the Company are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use, ordinary wear and tear excepted), are adequate and suitable for their present uses and, in the case of buildings and other structures, are structurally sound.

(ee) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect.

(ff) Except as otherwise would not have a material adverse effect, no subsidiary of the Company is subject to any material direct or indirect prohibition on paying any dividends to the Company, on making any other distribution on such subsidiary’s capital stock, on repaying to the Company any loans or advances to such subsidiary from the Company or on transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Time of Sale Prospectus or the Prospectus.

(gg) The Company maintains “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) in compliance in all material respects with the requirements of the Exchange Act. The Company’s internal control over financial reporting has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance in all material respects with generally accepted accounting principles and is effective in performing the functions for which it was established. Except as described in the Time of Sale Prospectus or the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(hh) The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective in performing the functions for which they were established; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002, as amended, and any related rules and regulations promulgated by the Commission (the “Sarbanes-Oxley Act”), and the statements made in each such certification are accurate; the Company, its subsidiaries and its directors and officers are each in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(ii) Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Time of Sale Prospectus or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement that are material to the Company and its subsidiaries, taken as a whole, and no such termination or non-renewal has been threatened by the

Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement.

(jj) There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Registration Statement, the Time of Sale Prospectus, or the Prospectus which have not been described as required.

(kk) All tax returns required to be filed by the Company or any of its subsidiaries have been timely filed through the date hereof, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.

(ll) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance therewith, including, without limitation, a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity in all material respects with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(mm) Except as described in the Time of Sale Prospectus or the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(nn) Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(oo) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools

Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company or its subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(pp) Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (i) currently the subject of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) (collectively, “Sanctions”) or (ii) located, organized, or resident in a country or territory that is the subject of Sanctions. During the past five (5) years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of such dealing or transaction is or was the subject of Sanctions.

2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to and agrees with the Underwriter on the date hereof, on the Closing Date and on each Option Closing Date, if any, that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b) Neither the execution and delivery by such Selling Stockholder of, nor the performance by such Selling Stockholder of its obligations under, this Agreement will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any assets of such Selling Stockholder pursuant to, or constitute a default under (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over such Selling Stockholder, provided that no warranty is made in this clause (i) with respect to the antifraud provisions of federal and state securities laws; (ii) the organizational documents of such Selling Stockholder (including, without limitation, the provisions of any partnership agreement or limited liability company operating agreement); or (iii) any contract, agreement, obligation, covenant or instrument to which such Selling Stockholder (or any of its assets) is subject or bound, except, in the case of this clause (iii), for such conflicts, breaches, violations or defaults that would not reasonably be expected to impair in any material respect the consummation of such Selling Stockholder’s obligations under this Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, except such as may (i) be required by the securities or blue sky laws of the various jurisdictions in connection with the offer and sale of the Shares, (ii) not be reasonably expected to impair in any material respect the consummation of such Selling Stockholder’s obligations hereunder and (iii) have previously been made or obtained.

(c) The Shares to be sold by such Selling Stockholder pursuant to this Agreement are held in book-entry form (the “Current Shares”). Such Selling Stockholder is now the lawful owner of the Current Shares and, on the Closing Date and on each Option Closing Date, if any, will be the lawful owner of the number of Shares to be sold by such Selling Stockholder pursuant to this Agreement, and has now with respect to the Current Shares, and on the Closing Date and on each Option Closing Date, if any, with respect to the Current Shares will have, valid marketable title to, or a valid “security entitlement” (within the meaning of Section 8-501 of the Uniform Commercial Code then in effect in the State of New York (the “UCC”) or other applicable state statute) in respect of, the number of Shares to be sold by such Selling Stockholder under this Agreement, free and clear of all security interests, claims, liens, equities or other encumbrances, and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement or a security entitlement in respect of such Shares.

(d) [Intentionally Omitted]

(e) Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery (within the meaning of Section 8-301 of the UCC) of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any “adverse claim” (within the meaning of Section 8-105 of the UCC) to such Shares), (i) DTC shall be a “protected purchaser” of such Shares (within the meaning of Section 8-303 of the UCC), (ii) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares, and (iii) no action based on any “adverse claim” (within the meaning of 8-102 of the UCC) to such Shares may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (w) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (x) DTC will be registered as a “clearing corporation” (within the meaning of Section 8-102 of the UCC), (y) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC and (z) the jurisdiction of DTC and its nominee for purposes of Section 8-110 of the UCC, and the jurisdiction applicable to the matters specified in subsection (a)(2) through (5) of Section 8-110 of the UCC, is the State of New York.

(f) Such Selling Stockholder has not, prior to the execution of this Agreement, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the then most recent Preliminary Prospectus.

(g) If such Selling Stockholder is a beneficial owner of 5% or more of the outstanding Common Stock or of any unregistered equity securities of the Company that were acquired at any time on or after the 180th day immediately preceding the date the preliminary Prospectus Supplement was initially filed with the Commission, such Selling Stockholder does not have any association or affiliation with a member of FINRA.

(h) Such Selling Stockholder has not, directly or indirectly, taken any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(i) Such Selling Stockholder is familiar with the Registration Statement, the Time of Sale Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, Time of Sale Prospectus or the Prospectus that has had, or may have, a material adverse effect. None of the Registration Statement, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein (other than in the case of the Registration Statement or any amendment thereto, in the light of the circumstances under which they were made) not misleading, provided that the representations and warranties set forth in this sentence apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by or on behalf of such Selling Stockholder consists of the information relating to such Selling Stockholder under the caption “Selling Stockholders” in the Time of Sale Prospectus and the Prospectus (the “Selling Stockholder Information”). Such Selling Stockholder confirms the accuracy of the information furnished by such Selling Stockholder to the Company, the Underwriter or their respective counsel for the purposes of ensuring compliance with FINRA rules in connection with the offering of Shares contemplated hereby.

(j) Such Selling Stockholder will not, directly or indirectly, use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) for the purpose of financing or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such financing or facilitation, is the subject of Sanctions, or (ii) in any other manner that will result in violation of Sanctions by any Person (including any Person participating in the offering of the Shares contemplated hereby, whether as underwriter, advisor, investor or otherwise).

3. Agreements to Sell and Purchase. Each Selling Stockholder, severally and not jointly, hereby agrees to sell the number of Firm Shares set forth opposite such Selling Stockholder’s name in Schedule I hereto, to the Underwriter at a price of $24.34 per share (the “Purchase Price”), and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions herein set forth, hereby agrees to purchase from each Selling Stockholder at the Purchase Price the Firm Shares.

Moreover, each Selling Stockholder, severally and not jointly, hereby agrees to sell up to the number of Additional Shares set forth opposite such Selling Stockholder’s name in Schedule I hereto to the Underwriter at the Purchase Price, and the Underwriter, upon the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, shall have the right (but not the obligation) to purchase up to the Additional Shares at the Purchase Price. The Underwriter may exercise this right in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriter and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Each day, if any, that Additional Shares are to be purchased shall be referred to herein as an “Option Closing Date.”

Each Selling Stockholder agrees to advise the Underwriter promptly, and if requested by the Underwriter, confirm such advice in writing, so long as delivery of a prospectus relating to the Shares by an underwriter or dealer may be required under the Securities Act, any change in information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus that relates to such Selling Stockholder.

4. Terms of Public Offering. The Selling Stockholders are advised by the Underwriter that the Underwriter proposes to make a public offering of the Shares as soon after this Agreement has become effective as in the Underwriter’s judgment is advisable, the terms of which shall be set forth in a final term sheet, as described in Section 7(p) hereof (the “Final Term Sheet”) . The public offering price set forth in the Final Term Sheet is referred to herein as the “Public Offering Price.”

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Stockholder shall be made to such Selling Stockholder (or to accounts otherwise designated by such Selling Stockholder and agreed to by the Underwriter) in Federal or other funds immediately available in Milwaukee, Wisconsin against delivery of such Firm Shares for the respective accounts of the Underwriter at 10:00 a.m., Central Time, on August 7, 2015, or at such other time on the same or such other date as shall be agreed to by the parties hereto in writing. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Selling Stockholders in Federal or other funds immediately available in Milwaukee, Wisconsin against delivery of such Additional Shares for the account of the Underwriter at 10:00 a.m.,

Central Time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than September 16, 2015, as shall be designated in writing by the Underwriter.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Underwriter shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Underwriter on the Closing Date or an Option Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriter’s Obligations. The obligations of the Underwriter are subject to the condition that all representations and warranties on the part of the Company and each Selling Stockholder contained in this Agreement are, on the date hereof, on the Closing Date and on each Option Closing Date, if any, true and correct, the condition that the Company and each Selling Stockholder have performed their respective obligations required to be performed prior to the Closing Date and the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and each Option Closing Date, if any, there shall not have occurred any change, or any development involving a prospective change, in the assets, business, condition (financial or otherwise), management, operations, earnings or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Underwriter’s reasonable judgment, is material and adverse and that makes it, in the Underwriter’s reasonable judgment, impracticable or inadvisable to offer or sell the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriter shall have received on the Closing Date and each Option Closing Date, if any, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by the chief executive officer and chief financial officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be. The delivery of the certificate provided for in this Section 6(b) shall constitute a representation and warranty of the Company as to the statements made in such certificate.

(c) The Underwriter shall have received on the Closing Date and each Option Closing Date, if any, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by each Selling Stockholder, to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be, and that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be.

(d) The Underwriter shall have received on the Closing Date and each Option Closing Date, if any, an opinion of Greenberg Traurig, LLP, outside counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriter to the effect set forth in Exhibit A hereto. In rendering such opinion, Greenberg Traurig, LLP may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and its subsidiaries and of public officials. The opinion of Greenberg Traurig, LLP shall be rendered to the Underwriter at the request of the Company and shall so state therein.

(e) The Underwriter shall have received on the Closing Date and each Option Closing Date, if any, an opinion of Greenberg Traurig, LLP, counsel for the Selling Stockholders, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriter to the effect set forth in Exhibit B hereto. In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of the Selling Stockholders. The opinion of Greenberg Traurig, LLP shall be rendered to the Underwriter at the request of the Selling Stockholders and shall so state therein.

(f) The Underwriter shall have received on the Closing Date and each Option Closing Date, if any, an opinion of Foley & Lardner LLP, counsel for the Underwriter, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriter. In rendering such opinion, Foley & Lardner LLP may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and its subsidiaries and of public officials.

(g) The Underwriter shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from Deloitte & Touche LLP, independent public accountants, addressed to the Underwriter and copied to each member of the Company’s board of directors who signed the Registration Statement, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall have been issued, and no proceedings for such purpose shall have been instituted or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriter’s satisfaction.

(i) The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between the Underwriter and certain stockholders (including, without limitation, each of the Selling Stockholders), officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Underwriter on or before the date hereof, shall be in full force and effect on the Closing Date.

(j) [Intentionally Omitted].

(k) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

The obligation of the Underwriter to purchase Additional Shares hereunder are subject to the delivery to the Underwriter on the applicable Option Closing Date of such documents as the Underwriter may reasonably request, including certificates of officers of the Company, legal opinions and an accountants’ comfort letter, and other matters related to the sale of such Additional Shares.

7. Covenants of the Company. The Company covenants with the Underwriter as follows:

(a) To furnish to the Underwriter, without charge, a conformed copy of the Registration Statement (including exhibits thereto) in Milwaukee, Wisconsin, without charge, prior to 10:00 a.m. Central Time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(f) or 7(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Underwriter may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Underwriter a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriter reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Underwriter a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriter reasonably objects.

(d) Not to take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) To advise the Underwriter promptly of any request by the Commission for amendments or supplements to the Registration Statement, Base Prospectus, any Preliminary Prospectus, Permitted Free Writing Prospectus, Prospectus Supplement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus; and if the Commission should enter such a stop order, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by the Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Company) to which Shares may have been sold by the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) If, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration

Statement to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible; and the Company will advise the Underwriter promptly and, if requested by the Underwriter, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with such Rules).

(i) If, at any time during the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, the Registration Statement shall cease to comply with the requirements of the Securities Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify the Underwriter, (ii) promptly file with the Commission a new registration statement under the Securities Act, relating to the Shares, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Securities Act and shall be in a form satisfactory to the Underwriter, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Securities Act as soon as practicable, (iv) promptly notify the Underwriter of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any.

(j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriter and the Underwriter has provided notice to the Company of such fact at least 60 days prior to such date, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall be deemed to include the new registration statement declared effective by the Commission.

(k) To file in a timely manner all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares.

(l) Promptly to furnish such information or to take such action as the Underwriter may reasonably request and otherwise to qualify the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Underwriter shall reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction (excluding service of process with respect to the offer and sale of the Shares); and to promptly advise the Underwriter of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(m) To make generally available to the Company’s security holders and to the Underwriter as soon as practicable an earning statement covering a period of at least twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(n) To use its best efforts to maintain the listing of the Common Stock, including the Shares, on the NYSE.

(o) During the period beginning on the date of this Agreement and continuing to and including 90 days after the date of the Prospectus, and without the prior written consent of the Underwriter, not to (i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether such transaction described in clause (i) or (ii) above is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii). The restrictions contained in the preceding sentence shall not apply to (A) the Shares to be sold hereunder, (B) the grant of stock options to purchase shares of Common Stock or restricted shares or restricted stock units pursuant to the Company’s employee benefit plans under the terms of such plans in effect on the date hereof, provided, in the case of stock options, that such options are granted at fair market value, (C) the issuance by the Company of shares of Common Stock upon the exercise of a stock option or warrant, the vesting and delivery of restricted stock units or the conversion of a security outstanding on the date of this Agreement of which the Underwriter has been advised in writing, or (D) the issuance of shares of Common Stock in connection with the acquisition of another company in an amount not to exceed 15% of the total shares of Common Stock outstanding following such issuance, provided that the recipient of such shares agrees to be bound by the restrictions set forth in this section.

(p) To prepare, if the Underwriter so requests, a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the Shares or the offering in a form consented to by the Underwriter, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the

Securities Act following the date the final terms have been established by the Underwriter for the offering of the Shares.

(q) To comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Securities Act) and with Rule 433(g) under the Securities Act.

(r) Not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(s) [Intentionally Omitted.]

(t) To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing, shipping and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) the cost of printing or producing any securities or blue sky memorandum in connection with the offer and sale of the Shares under the securities laws of the jurisdictions in which the Shares may be offered or sold and all expenses in connection with the qualification of the Shares for offer and sale under such securities laws as provided in Section 7(l) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with any Blue Sky or Legal Investment memorandum, (iii) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by FINRA, (iv) the cost of printing certificates representing the Shares, (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, lodging expenses of the representatives and officers of the Company and any such consultants (it being agreed that the Company will not be responsible for the travel and food expenses of the officers or the Chairman of the Board of the

Company (except as specifically noted herein with respect to the cost of any chartered aircraft) or the Underwriter’s travel, food and lodging expenses), and one-half of the cost of any aircraft chartered in connection with the road show, (vii) the document production charges and expenses associated with printing this Agreement, (viii) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with offers and sales outside of the United States, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section; provided, however, that the liability of the Company for reasonable fees and disbursements of counsel for the Underwriter pursuant to clauses (ii), (iii) and (viii) shall not exceed $5,000 in the aggregate.

Whether or not the sale of the Shares provided for herein is consummated, the Selling Stockholders will pay or cause to be paid all costs and expenses incident to the performance of the Selling Stockholders’ obligations hereunder which are not otherwise specifically provided for in this Section 8, including all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholders to the Underwriter hereunder.

Except as expressly set forth herein, the Underwriter will pay all of its own costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Shares by them, any advertising expenses connected with any offers they may make and one-half of the cost of any aircraft chartered in connection with the road show. Notwithstanding the above, if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 (except Section 6(f) and 6(k)) is not satisfied, because of any termination of this Agreement by the Underwriter pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any obligation or covenant hereunder or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereby.

9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any road show not constituting a free writing prospectus, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable under this Section 9(a) to the extent that such losses, claims, damages or liabilities are caused by, arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being agreed that the only information furnished by the Underwriter to the Company expressly for use therein are (i) the Public Offering Price and (ii) the concession and reallowance figures appearing in the sixth paragraph, and the name of the Underwriter and the number of Shares the Underwriter has agreed to purchase, as set forth in the first paragraph, each in the “Underwriting” section of the Prospectus Supplement (and preliminary Prospectus Supplement).

(b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which there were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made therein in reliance upon and in conformity with such Selling Stockholder’s Selling Stockholder Information. The Underwriter and each Selling Stockholder agree that the indemnity agreement contained in this clause (b) shall not apply to amounts paid in settlement of any loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such Selling Stockholder. The liability of each Selling Stockholder under this Section 9(b) shall be limited to an amount equal to the net proceeds (before expenses) from the offering of the Shares received by such Selling Stockholder under this Agreement.

(c) The Underwriter agrees to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement, each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each Selling Stockholder from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising from or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any road show not constituting a free writing prospectus, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which there were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made therein in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being agreed that the only information furnished by the Underwriter to the Company expressly for use therein are (i) the Public Offering Price and (ii) the concession and reallowance figures appearing in the sixth paragraph, and the name of the Underwriter and the number of Shares the Underwriter has agreed to purchase, as set forth in the first paragraph, each in the “Underwriting” section of the Prospectus Supplement (and preliminary Prospectus Supplement).

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholders and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriter and such control persons and affiliates of the Underwriter, such firm shall be designated in writing by the Underwriter. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders, such firm shall be designated in writing by the Selling Stockholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriter on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or by the Underwriter on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the net proceeds (before expenses) from the offering of the Shares received by such Selling Stockholder under this Agreement. Notwithstanding the foregoing provisions of subsection (e), no Selling Stockholder shall be required to contribute unless such Selling Stockholder would have had indemnification obligations pursuant to Section 9(b) above.

(f) The Company, the Selling Stockholders and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10. Termination. The Underwriter may terminate this Agreement by notice given by the Underwriter to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date (a) trading generally shall have been suspended or materially limited or minimum prices shall have been established on, or by, as the case may be, any of the NYSE or The NASDAQ Stock Market, (b) trading of any securities of the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market, (c) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (d) any moratorium or material limitation on commercial banking activities shall have been declared by Federal,

Wisconsin or New York state authorities, (e) there shall have occurred any outbreak or escalation of hostilities, act of terrorism involving the United States or declaration by the United States of a national emergency or war, or (f) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (e) or (f), in the Underwriter’s judgment, is material and adverse and makes it, in the Underwriter’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus (exclusive of any supplement thereto).

11. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Selling Stockholders and the Underwriter set forth or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Selling Stockholders or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company and the Selling Stockholders acknowledge that in connection with the offering of the Shares: (i) the Underwriter has acted at arm’s length and is not an agent of, and owes no fiduciary duties to, the Company, the Selling Stockholders or any other person in respect of the transactions contemplated by this Agreement irrespective of whether the Underwriter has advised or is advising the Company on other matters; (ii) the Underwriter owes the Company and the Selling Stockholders only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any; (iii) the Underwriter may have interests that differ from those of the Company and the Selling Stockholders and (iv) the Purchase Price and the Public Offering Price of the Shares set forth in this Agreement were established and agreed to by the Selling Stockholders following arm’s-length discussions with the Underwriter. The Company and the Selling Stockholders waive to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

14. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by facsimile or electronic transmission shall be equally as effective as delivery of an original counterpart of this Agreement. The failure by a party to deliver an original executed counterpart to this Agreement shall not affect the validity, enforceability and binding effect of this Agreement.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriter shall be delivered, mailed or sent to Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Fax: (414) 765-3912, Attention: Steve Booth, with a copy to the Legal Department, Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Fax: (414) 298-7800; if to the Company shall be delivered, mailed or sent to 4900 South Pennsylvania Avenue, Cudahy, Wisconsin 53110, Fax: (414) 769-5844, Attention: Chief Executive Officer, with a copy to Greenberg Traurig, LLP, 2375 East Camelback Road, Suite 700, Phoenix, Arizona, 85016, Fax: (602) 445-8603, Attention: Brian H. Blaney; and if to the Selling Stockholders shall be delivered, mailed or sent to IDS Center, 80 South 8th Street, Suite 4508, Minneapolis, MN 55402, Fax: (612) 332-2012, Attention: Scott D. Rued, with a copy to Greenberg Traurig, LLP, 2375 East Camelback Road, Suite 700, Phoenix, Arizona, 85016, Fax: (602) 445-8603, Attention: Brian H. Blaney.

Very truly yours,

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

By:	/s/ Peter R. Armbruster
Name: Peter R. Armbruster
Title: CFO

SELLING STOCKHOLDERS:

THAYER EQUITY INVESTORS V, L.P.

By:	HC Equity Partners V, L.L.C.,
its General Partner

By:	HCI Equity Partners, L.L.C.,
its Managing Member

By:	/s/ Scott D. Rued
Scott D. Rued
Executive

TC ROADRUNNER-DAWES HOLDINGS, L.L.C.

By:	TC Co-Investors V, LLC,
its Managing Member

By:	HCI Equity Management, L.P.,
its Sole Manager

By:	HCI Equity Partners, L.L.C.,
its General Partner

By:	/s/ Scott D. Rued
Scott D. Rued
Executive

TC SARGENT HOLDINGS, L.L.C.

By:	TC Co-Investors V, L.L.C.,
its Managing Member

By:	HCI Equity Management, L.P.,
its Sole Manager

By:	HCI Equity Partners, L.L.C.,
its General Partner

By:	/s/ Scott D. Rued
Scott D. Rued
Executive

HCI EQUITY PARTNERS III, L.P.

By:	HCI Management III, L.P.
its General Partner

By:	HCI Equity Partners, L.L.C.,
its General Partner

By:	/s/ Scott D. Rued
Scott D. Rued
Executive

HCI CO-INVESTORS III, L.P.

By:	HCI Management III, L.P.
its General Partner

By:	HCI Equity Partners, L.L.C.,
its General Partner

By:	/s/ Scott D. Rued
Scott D. Rued
Executive

Accepted as of the date hereof

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Lance R. Lange
	Name:	Lance R. Lange
	Title:	Managing Director

SCHEDULE I

Selling Stockholder	Number of Firm Shares To Be Sold	Number of Additional Shares To Be Sold
THAYER EQUITY INVESTORS V, L.P.	1,632,975	244,946
TC ROADRUNNER-DAWES HOLDINGS, L.L.C.	3,421	513
TC SARGENT HOLDINGS, L.L.C.	3,433	515
HCI EQUITY PARTNERS III, L.P. (F/K/A THAYER | HIDDEN CREEK PARTNERS II, L.P.)	355,024	53,254
HCI CO-INVESTORS III, L.P. (F/K/A THC CO-INVESTORS II, L.P.)	5,147	772

Total:	2,000,000	300,000

SCHEDULE II

Permitted Free Writing Prospectuses

1.	Investor Presentation filed with the SEC on August 3, 2015

2.	Final Term Sheet to be dated August 4, 2015